Exhibit 5.1

ALSTON&BIRD LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

404-881-7000

Fax: 404-881-7777

www.alston.com

Ralph F. MacDonald III	Direct Dial: 404-881-7582	E-mail: cmacdonald@alston.com

January 31, 2006

Altrust Financial Services, Inc.

811 2nd Avenue SW

Cullman, AL 35055-4222

Re:	Registration Statement on Form S-8 –
Altrust Financial Services, Inc. 2004 Long-Term Incentive Plan and the Altrust Financial Services, Inc. 2004 Stock Option Plan for Outside Directors

Ladies and Gentlemen:

We have acted as counsel for Altrust Financial Services, Inc., Inc., an Alabama corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 1,000,000 shares of the Company’s common stock, $.01 par value (the “Shares”), consisting of Shares which may be issued by the Company pursuant to the Altrust Financial Services, Inc. 2004 Long-Term Incentive Plan and the Altrust Financial Services, Inc. 2004 Stock Option Plan for Outside Directors (collectively, the “Plans”). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

We have examined the Restated Articles of Incorporation of the Company, the Amended and Restated Bylaws of the Company, records of proceedings of the Board of Directors of the Company deemed by us to be relevant to this opinion letter, the Plans and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Our opinion set forth below is limited to the Alabama Business Corporation Act, applicable provisions of the Constitution of the State of Alabama and reported judicial decisions interpreting such Business Corporation Act and Constitution, and we do not express any opinion herein concerning any other laws.

Bank of America Plaza 101 South Tryon Street, Suite 4000 Charlotte, NC 28280-4000 704-444-1000 Fax: 704-444-1111	90 Park Avenue New York, NY 10016 212-210-9400 Fax: 212-210-9444	3201 Beechleaf Court, Suite 600 Raleigh, NC 27604-1062 919-862-2200 Fax: 919-862-2260	601 Pennsylvania Avenue, N.W. North Building, 10th Floor Washington, DC 20004-2601 202-756-3300 Fax: 202-756-3333

811 2nd Avenue SW

January 31, 2006

This opinion letter is provided to the Company and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

Based on the foregoing, it is our opinion that the Shares to be issued pursuant to the Plans, are duly authorized and, when issued by the Company in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:	/s/ Ralph F. MacDonald III
Ralph F. MacDonald III, Partner

IRS Circular 230 disclosure: To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. federal tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein.